UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 15, 2005

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


           Minnesota                 001-10898                41-0518860
(State or other jurisdiction  (Commission File Number) (IRS Employer Identifica
   of incorporation)                                      -tion Number)

                 385 Washington Street                         55102
                 Saint Paul, Minnesota
      (Address of principal executive offices)              (Zip Code)

                                (651) 310-7911
                        (Registrant's telephone number,
                             including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

The St. Paul Travelers Companies, Inc. (the "Company") today announced that John C. Treacy, Senior Vice President and Corporate Controller (the Company's principal accounting officer), provided notice of resignation on June 15, 2005, to pursue an opportunity outside of the Company. Mr. Treacy's resignation will become effective on July 1, 2005.

Effective July 1, 2005, Douglas K. Russell, 47, the Company's current Senior Vice President & Treasurer, will assume the additional responsibilities as interim Corporate Controller of the Company, in which capacity he will perform the position of principal accounting officer. Mr. Russell will serve in such capacity until a successor for Mr. Treacy is named. Prior to the merger of The St. Paul Companies, Inc. and Travelers Property Casualty Corp. ("Travelers") in April 2004, Mr. Russell was chief accounting officer and treasurer for Travelers and had been controller and chief accounting officer of Travelers since July 1999.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2005                    THE ST. PAUL TRAVELERS COMPANIES, INC.

                                       By:  /s/ Bruce A. Backberg
                                            ----------------------------------
                                            Name:  Bruce A. Backberg
                                            Title: Senior Vice President